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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                 FORM 8 - K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                                Date of Report
                      (Date of earliest event reported):
                               October 1, 2006

                        THE BANK OF NEW YORK COMPANY, INC.
                        ----------------------------------
              (exact name of registrant as specified in its charter)


  NEW YORK                 001-06152               13-2614959
  --------                 ---------               ---------
(State or other jurisdiction  (Commission       (I.R.S. employer
 of incorporation)             file number)      identification number)


         One Wall Street, New York, NY                       10286
         -----------------------------                       -----
    (Address of principal executive offices)                (Zip code)

                                    212-495-1784
                                    ------------
                  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01   Completion of acquistiton or disposition of assets.
            ---------------------------------------------------

On October 1, 2006, The Bank of New York Company, Inc. (the "Company") completed the sale of its retail and regional middle market banking businesses to JPMorgan Chase & Co. ("JPMorgan")(the "Retail Bank Sale"). The Company also completed its acquisition of the corporate trust business from JPMorgan. See
Item 8.01 below.

The Bank of New York (the "Bank"), a subsidiary of the Company, sold its retail and regional middle market banking businesses to JPMorgan for the net asset value plus a premium of $2.3 billion. At closing, the retail branches and related employees transferred to JPMorgan, which expects to convert the branches to the JPMorgan Chase name and technology platform in 2007.

The Bank's retail bank consists of 338 branches in the tri-state region, serving approximately 700,000 consumer households and small businesses with approximately $14.5 billion in deposits and $15.4 billion in assets. The Bank's regional middle market businesses provide financing, banking and treasury services for middle market clients, serving more than 2,000 clients in the tri-state region. Together, the units have approximately 4,000 employees located in New York, New Jersey, Connecticut and Delaware.

All of the necessary regulatory approvals and other customary approvals for the closing of the sale have been received.

The Company issued a press release related to the completion of the transactions on October 1, 2006, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference in its entirety.


Item 2.05   Costs Associated with Exit or Disposal Activities.
            -------------------------------------------------
On April 6, 2006, the Bank's board of directors approved the Retail Bank Sale. As part of the Retail Bank Sale, the Company has entered into a plan
(the "Plan") to terminate the employment of employees, terminate contracts and incur other costs associated with the sale of the business. These after-tax costs include employee related expenses of approximately $20 million, contract termination costs of approximately $10 million, transaction costs of approximately $5 million and other costs of approximately $15 million. The Company has begun to implement the Plan and expects to complete it within one year.


The Company also expects to incur after-tax merger and integration costs of approximately $100 million associated with the purchase of JPMorgan's corporate trust business. See Item 8.01 below. On an after-tax basis, these costs include investment portfolio restructuring costs of approximately $50 million, employee related costs of approximately $25 million, and other costs of approximately $25 milllion.


Item 8.01   Other Events
            ------------
On October 1, 2006, the Company completed its acquisition of the corporate trust business from JPMorgan.

JPMorgan sold its corporate trust business to the Bank for the net asset value plus a premium of $2.15 billion. The difference between the premium from the Retail Bank Sale and the premium from the acquisition of the JPMorgan corporate trust business results in a net cash payment of $150 million to the Bank. There is also a contingent payment of up to $50 million to the Bank tied to customer retention.

JPMorgan's corporate trust business comprises issues representing $5 trillion

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in total debt outstanding.  It has 2,400 employees in more than 40 locations globally.

All of the necessary regulatory approvals and other customary approvals for the closing of the acquisition have been received.



ITEM 9.01   Financial Statements and Exhibits
            ---------------------------------

Index to and Description of Exhibits

(b)  Pro Forma Financial Information

The unaudited pro forma balance sheet of the Company as of June 30, 2006 and the unaudited pro forma consolidated income statements of the Company, for the six months ended June 30, 2006 and for the year ended December 31, 2005, are filed as Exhibit 99.2 to this Current Report and incorporated by reference herein.

(d)  Exhibit No.     Description
     -----------     -----------
        99.1	     Press release, dated October 2, 2006, related to the
                     completion of the transactions between The Bank of New
                     York Company, Inc. and JPMorgan Chase & Co.

        99.2 Unaudited pro forma balance sheet of the Company as of June 30, 2006 and the unaudited pro forma consolidated income statements of the Company, for the six months ended June 30, 2006 and for the year ended December 31, 2005.




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                                   SIGNATURE
                                   ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 5, 2006


                                    THE BANK OF NEW YORK COMPANY, INC.
                                     (Registrant)


                                    By: /s/ Bart R. Schwartz
                                    -------------------------
                                    Name:  Bart R. Schwartz
                                    Title: Corporate Secretary



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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.     Description
-----------     -----------
    99.1	Press release, dated October 2, 2006, related to the
                completion of the transactions between The Bank of New
                York Company, Inc. and JPMorgan Chase & Co.

    99.2 Unaudited pro forma balance sheet of the Company as of June 30, 2006 and the unaudited pro forma consolidated income statements of the Company, for the six months ended June 30, 2006 and for the year ended December 31, 2005.